UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2006
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7414 (Commission File Number)	87-0269236 (I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On June 19, 2006, Northwest Pipeline Corporation (the “Company”) announced that it is offering an expected $175 million aggregate principal amount of senior notes due 2016 (the “Senior Notes”) to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The net proceeds from the offering of the senior notes are expected to be used for general corporate purposes, including the funding of capital expenditures. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1.
Item 8.01. Other Events.
     On June 19, 2006, on a call with potential purchasers of the Senior Notes, Richard Rodekohr, Vice President and Treasurer of Williams Gas Pipeline Company, LLC, indicted that sometime in 2006 an equity infusion from The Williams Companies, Inc. would cause the Company’s debt to capital ratio to change from approximately 49% after issuance of the Senior Notes to approximately 45%.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Exhibits.
Exhibits. The following are filed as Exhibits to this Report.
99.1 Press release dated June 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

Dated: June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 19, 2006

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